Exhibit 5.1
Skadden, Arps, Slate, Meagher & Flom LLP

525 UNIVERSITY AVENUE PALO ALTO, CALIFORNIA 94301 ________ TEL: (650) 470-4500 FAX: (650) 470-4570 www.skadden.com December 15, 2025

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ServiceNow, Inc.
2225 Lawson Lane
Santa Clara, California 95054

    Re:    ServiceNow, Inc.
Ladies and Gentlemen:
We have acted as special United States counsel to ServiceNow, Inc., a Delaware corporation (the “Company”), in connection with the resale by the selling stockholders (which shall include each of the Founders (as defined in the Merger Agreement (as defined below))) identified on Schedule A hereto (the “Selling Stockholders”) of up to 1,561,199 shares of common stock (the “Shares”) of the Company, par value $0.001 per share (the “Common Stock”), consisting of (i) 1,300,193 shares of Common Stock issued to the Selling Stockholders (the “Closing Shares”, which, for the avoidance of doubt, exclude the Revesting Shares (as defined below)), and (ii) 261,006 shares of Common Stock issued to the Founders, which represent twenty-five percent (25%) of the aggregate shares of Common Stock issued to the Founders and are subject to certain vesting schedules (the “Revesting Shares” and, together with the Closing Shares, the “Shares”), in each case as determined in accordance with the terms of the Merger Agreement. We have been advised that the Shares were issued to the Selling Stockholders in connection with the closing of the Company’s acquisition of Moveworks, Inc., a Delaware corporation (“Moveworks”), on December 15, 2025, pursuant to the Agreement and Plan of Merger, dated as of March 9, 2025, by and among the Company, Moveworks, subsidiaries of the Company and certain other parties thereto (such agreement, including the exhibits and schedules included therein, being hereinafter referred to as the “Merger Agreement”).

ServiceNow, Inc.
December 15, 2025

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)    the registration statement on Form S-3ASR (File No. 333-279150) of the Company relating to the Common Stock and other securities of the Company filed on May 6, 2024 with the Securities and Exchange Commission (the “Commission”) under the Securities Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);
(b)    the prospectus, dated May 6, 2024 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;
(c)    the prospectus supplement, dated the date hereof (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
(d)    an executed copy of the Merger Agreement;
(e)    an executed copy of a certificate of Russell Elmer, Corporate Secretary of the Company, dated as of the date hereof (the “Officer’s Certificate”);
(f)    a copy of the Company’s Restated Certificate of Incorporation, in effect as of March 7, 2025, and as amended and in effect as of December 4, 2024, certified by the Secretary of State of the State of Delaware as of December 4, 2025 and certified pursuant to the Officer’s Certificate (the “Certificate of Incorporation”);
(g)    a copy of the Company’s Restated Bylaws, as amended and in effect as of March 7, 2025 and as of the date hereof and certified pursuant to the Officer’s Certificate; and
(h)    a copy of certain resolutions adopted by the M&A Working Group of the Board of Directors of the Company, adopted on March 7, 2025, certified pursuant to the Officer’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such

ServiceNow, Inc.
December 15, 2025

copies. With respect to our opinions set forth below, we have assumed that (i) the Company received the consideration for the Shares set forth in the Merger Agreement and the applicable board resolutions and (ii) the issuance of the Shares has been registered in the Company’s share registry. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including the facts and conclusions set forth in the Officer’s Certificate and the Certificate of Incorporation and the factual representations and warranties contained in the Merger Agreement.
We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).
As used herein, “Organizational Documents” means those documents listed in paragraphs (f) and (g) above.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.
In addition, in rendering the foregoing opinions we have assumed that:

(a)the Company’s issuance of the Shares did not (i) violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments), and we have further assumed that the Company will continue to have sufficient authorized shares of Common Stock; and

(b)the Company’s authorized capital stock is as set forth in the Certificate of Incorporation, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving

ServiceNow, Inc.
December 15, 2025

this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP
TJI

Schedule A

Selling Stockholders	Total Number of Shares to be Sold
Entities affiliated with Bain Capital Ventures	228,962
Entities affiliated with Lightspeed Venture Partners	472,933
Entities affiliated with Alkeon Capital Management	12,034
Nikesh Arora	23,054
KPBC Holdings, Inc.	169
Bhavin Shah	306,163
Vaibhav Nivargi	306,162
Varun Singh	106,838
Jiang Chen	104,884
Total	1,561,199